SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Dated December 3, 2004

of

AGCO CORPORATION

A Delaware Corporation
IRS Employer Identification No. 58-1960019
SEC File Number 1-12930

4205 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200

Item 1.01. Entry Into a Material Definitive Agreement

     On November 30, 2004, the Board of Directors of AGCO Corporation (the “Company”) approved an amendment (“Amendment No. 2”) to the Company’s existing Amended and Restated Long-Term Incentive Plan (LTIP III) dated February 1, 2000, and as amended on December 12, 2001 (the “Plan”). Amendment No. 2. gives the Compensation Committee of the Board of Directors of the Company the power to extend the period during which a retired full-time employee is eligible to receive incremental awards under the Plan for such time as the employee serves on the Board of Directors of the Company.

     A copy of Amendment No. 2 is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of Amendment No. 2 is qualified in its entirety by reference to Amendment No. 2.

Item 9.01. Exhibits

The following exhibit is filed with this report:

10.1	Second Amendment to The AGCO Corporation Amended and Restated Long-Term Incentive Plan (LTIP III), dated November 30, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO CORPORATION
Date: December 3, 2004	By:	/s/ Stephen D. Lupton
Stephen D. Lupton
Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Second Amendment to The AGCO Corporation Amended and Restated Long-Term Incentive Plan (LTIP III), dated November 30, 2004.